EXHIBIT 99.1

Colony Bankcorp, Inc. Announces First Quarter Results

FITZGERALD, Ga., April 19, 2013 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $567,000, or $0.07 per diluted share for the first quarter of 2013 compared to net income available to shareholders of $189,000, or $0.02 per diluted share for the comparable 2012 period. This reflects an increase of 200 percent for the comparable periods and was primarily driven by an increase in net interest income and noninterest income - along with a reduction in provision for loan losses. "First quarter was another positive quarter and reflected solid results in building on the momentum carrying over from 2012. In addition to improved earnings, we achieved significant improvement in asset quality. Non-performing assets decreased to $39.58 million at March 31, 2013 from $46.16 million at December 31, 2012, or a decrease of 14.25 percent, while the substandard assets to tier one capital plus loan loss allowance ratio improved to 45.85 percent at March 31, 2013 from 55.60 percent at December 31, 2012. Though improvement was once again realized this quarter, we still have much work ahead to meet our goals of reducing our problem assets to an acceptable level and returning to acceptable earnings. Our board, management and staff remain committed to making incremental progress toward these goals during 2013," said Ed Loomis, President and Chief Executive Officer. "This will be an interesting and challenging year in the banking industry as we continue to address a less than robust economy and interest rates at historically low levels. Continued efforts to strengthen our balance sheet by reducing the level of problem assets along with loan growth, margin improvement and revenue enhancement initiatives will further position our company for sustained profitability and long-term success."

Capital

Colony continues to maintain a strong capital position to be categorized as "well-capitalized" by regulatory benchmarks. At March 31, 2013, the Company's tier one leverage ratio, tier one and total risk-based capital ratios were 10.18 percent, 15.60 percent and 16.86 percent, respectively, compared to the previous quarter end of 10.22 percent, 15.22 percent and 16.47 percent, respectively, at December 31, 2012 and to 9.38 percent, 15.73 percent and 16.99 percent, respectively, at March 31, 2012. Regulatory benchmarks to be categorized as "well-capitalized" for tier one leverage ratio, tier one and total risk-based capital ratios are 5.00 percent, 6.00 percent and 10.00 percent, respectively.

Net Interest Margin

During the first quarter of 2013, the Company reported net interest income of $9.05 million and a net interest margin of 3.45 percent, compared to $8.88 million and 3.23 percent, respectively, for first quarter 2012. The improvement is indicative of the Company's focus on maximizing its net interest margin through deposit and loan pricing guidance and balance sheet restructuring. Anticipated loan growth along with pricing discipline should result in stable to slight net interest margin improvement in 2013.

Asset Quality

The Company continues to closely monitor our substandard and non-performing assets and focus on problem asset resolution. Substandard assets that include non-performing assets totaled $61.91 million at March 31, 2013 compared to $74.57 million and $92.99 million, respectively, at December 31, 2012 and March 31, 2012. Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 45.85%, 55.60% and 72.25%, respectively, at March 31, 2013, December 31, 2012 and March 31, 2012. Though much work remains to reduce substandard assets, improvement in these ratios reflects solid work in addressing and bringing resolution to substandard assets. Non-performing assets decreased from the previous quarter end to $39.58 million or 5.24 percent of total loans and other real estate owned as of March 31, 2013. This compares to $46.16 million or 6.05 percent and $60.72 million or 8.35 percent, respectively, as of December 31, 2012 and March 31, 2012. Loan loss reserve methodology resulted in three months ended March 31, 2013 provision for loan losses of $1.50 million compared to $1.94 million for the comparable 2012 period. As we begin to see stabilization in the economy and the housing and real estate market, we expect continued improvement in our substandard assets.

Other real estate ("OREO") totaled $18.77 million at March 31, 2013 compared to $15.94 million at December 31, 2012. During this period, $5.28 million has been added to OREO, thus a reduction from sales and/or write-downs of $2.45 million. One large loan approximating $3 million tied up in bankruptcy for a number of months finally worked through the court system and triggered the increase in OREO property in the first quarter. An auction conducted in late March will result in a reduction of approximately $1.3 million of the OREO balance upon consummation of the sales contracts. Colony has established a target of twelve months to liquidate improved properties due to the high carrying cost of taxes, insurance, maintenance and repairs associated with holding these properties on our books.

In the first quarter of 2013 net charge-offs were $1.31 million, or 0.18 percent of average loans as compared to net charge-offs of $1.68 million, or 0.24 percent of average loans in first quarter 2012. The loan loss reserve was $12.93 million on March 31, 2013, or 1.76 percent of total loans compared to $12.74 million, or 1.70 percent on December 31, 2012 and to $15.91 million, or 2.25 percent on March 31, 2012. Management believes that the 2013 contributions to Allowance for Loan Losses address the level of non-performing assets and the related level of substandard assets to be adequately reserved at March 31, 2013.

Noninterest Income

Total noninterest income increased in the comparable periods as noninterest income for three months ended March 31, 2013 was $2.22 million compared to $1.81 million in the comparable 2012 period, or an increase of 22.27 percent. Service charge fee income on deposit accounts increased $305 thousand, or 38.32 percent. Mortgage fee income increased $38 thousand, or 46.91 percent and gains on the sale of SBA/USDA loans increased $247 thousand, or 235.24 percent. The company continues to explore revenue enhancement products and services to improve fee income.

Noninterest Expense

Total noninterest expense increased to $8.40 million in three months ended March 31, 2013 compared to $7.98 million in the comparable 2012 period, or an increase of 5.26 percent. Credit-related expenses continue to be a strain on earnings as write down and losses on OREO property and repossessed assets along with repossession and foreclosure expenses totaled $700 thousand in three months ended March 31, 2013 compared to $763 thousand in the comparable 2012 period. Salaries and employee benefit expenses increased to $4.17 million in three months ended March 31, 2013 compared to $3.82 million in the comparable 2012 period, or an increase of 9.14 percent. This increase is primarily attributable to an increase in headcount related to additional "back-office" regulatory compliance demands along with merit pay increases. Occupancy expenses remained flat in the comparable periods. Other noninterest expense increased to $3.29 million compared to $3.23 million, or an increase of 2.02 percent.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. The Company conducts a general full service commercial, consumer and mortgage banking business through twenty eight offices located in the central, southern and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Chester, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Pitts, Quitman, Rochelle, Savannah, Soperton, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the NASDAQ Global Market under the symbol "CBAN."

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	03/31/13	03/31/12	03/31/13	03/31/12
Net Interest Income	$9,046	$8,884	$9,046	$8,884
Provision for Loan Losses	1,500	1,942	1,500	1,942
Non-interest Income	2,218	1,814	2,218	1,814
Non-interest Expense	8,400	7,983	8,400	7,983
Income Taxes	427	232	427	232
Net Income	937	541	937	541
Preferred Stock Dividend	370	352	370	352
Net Income Available to Common Shareholders	567	189	567	189

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	03/31/13	03/31/12	03/31/13	03/31/12
Common Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Basic Shares	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares	8,439,258	8,439,258	8,439,258	8,439,258
Earnings Per Basic Share (b)	$0.07	$0.02	$0.07	$0.02
Earnings Per Diluted Share (b)	$0.07	$0.02	$0.07	$0.02
Common Book Value Per Share	$8.01	$8.23	$8.01	$8.23
Tangible Common Book Value Per Share	$7.98	$8.20	$7.98	$8.20

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	03/31/13	03/31/12	03/31/13	03/31/12
Net Interest Margin (a)	3.45%	3.23%	3.45%	3.23%
Return on Average Assets (b)	0.20%	0.06%	0.20%	0.06%
Return on Average Total Equity (b)	2.37%	0.78%	2.37%	0.78%
Efficiency (c)	74.24%	75.35%	74.24%	75.35%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c ) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	03/31/13	03/31/12
Total Assets	$1,118,865	$1,176,644
Loans, Net of Reserves	723,651	690,533
Allowance for Loan Losses	12,930	15,910
Intangible Assets	215	250
Deposits	953,575	994,014
Common Shareholders' Equity	67,567	69,422
Common Equity to Total Assets	6.04%	5.90%
Total Equity	95,437	97,125
Total Equity to Total Assets	8.53%	8.25%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	03/31/13	03/31/12	03/31/13	03/31/12
Total Assets	$1,124,406	$1,181,582	$1,124,406	$1,181,582
Loans, Net of Reserves	723,605	692,439	723,605	692,439
Deposits	964,807	992,606	964,807	992,606
Common Shareholders' Equity	67,734	68,848	67,734	68,848
Total Equity	95,580	96,528	95,580	96,528

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	03/31/13	03/31/12	03/31/13	03/31/12
Nonperforming Loans	$20,439	$39,367	$20,439	$39,367
Nonperforming Assets	39,577	60,722	39,577	60,722
Substandard Assets	61,912	92,993	61,912	92,993
Net Loan Chg-offs (Recoveries)	1,307	1,682	1,307	1,682
Reserve for Loan Loss to Total Loans	1.76%	2.25%	1.76%	2.25%
Reserve for Loan Loss to Non-performing Loans	63.26%	40.41%	63.26%	40.41%
Reserve for Loan Loss to Non-performing Assets	32.67%	26.30%	32.67%	26.30%
Net Loan Chg-offs (Recoveries) to Avg. Total Loans	0.18%	0.24%	0.18%	0.24%
Nonperforming Loans to Total Loans	2.77%	5.57%	2.77%	5.57%
Nonperforming Assets to Total Assets	3.54%	5.16%	3.54%	5.16%
Nonperforming Assets to Total Loans And Other Real Estate	5.24%	8.35%	5.24%	8.35%
Substandard Assets to Tier One Capital and Allowance for Loan Losses	45.85%	72.25%	45.85%	72.25%

Quarterly Comparative Data (in thousands, except per share data)
	1Q2013	4Q2012	3Q2012	2Q2012	1Q2012
Assets	$1,118,865	$1,139,397	$1,097,437	$1,133,170	$1,176,644
Loans	723,651	734,079	711,971	700,917	690,533
Deposits	953,575	979,685	941,204	972,135	994,014
Common Shareholders' Equity	67,567	67,932	68,584	69,265	69,422
Total Equity	95,437	95,759	96,369	97,009	97,125
Net Income	937	568	772	760	541
Net Income Available to Common Shareholders	567	203	411	403	189
Net Income Per Share	0.07	0.02	0.05	0.05	0.02

Key Performance Ratios	1Q2013	4Q2012	3Q2012	2Q2012	1Q2012

Return on Average Assets (1)	0.20%	0.07%	0.15%	0.14%	0.06%
Return on Average Total Equity (1)	2.37%	0.85%	1.69%	1.66%	0.78%
Common Equity to Total Assets	6.04%	5.96%	6.25%	6.11%	5.90%
Total Equity to Total Assets	8.53%	8.40%	8.78%	8.56%	8.25%
Net Interest Margin	3.45%	3.49%	3.56%	3.39%	3.23%
(1) Computed using net income available to shareholders

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	Mar. 31, 2013	Dec. 31, 2012	Mar. 31, 2012
	(unaudited)	(audited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$18,608	$29,244	$18,055
Federal Funds Sold	10,966	20,002	29,770
	29,574	49,246	47,825
Interest-Bearing Deposits	8,706	21,795	28,051
Investment Securities
Available for Sale, at Fair Value	288,249	268,301	333,608
Held for Maturity, at Cost (Fair Value of $43, $42 and $48 as of Mar. 31, 2013, Dec. 31, 2012 and Mar. 31, 2012, Respectively)	43	41	47
	288,292	268,342	333,655
Federal Home Loan Bank Stock, at Cost	3,164	3,364	5,398
Loans	736,820	747,050	706,513
Allowance for Loan Losses	(12,930)	(12,737)	(15,910)
Unearned Interest and Fees	(239)	(234)	(70)
	723,651	734,079	690,533
Premises and Equipment	25,071	24,916	25,772
Other Real Estate	18,771	15,941	20,989
Other Intangible Assets	215	224	250
Other Assets	21,421	21,490	24,171
Total Assets	$1,118,865	$1,139,397	$1,176,644

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$121,921	$123,967	$105,473
Interest-Bearing	831,654	855,718	888,541
	953,575	979,685	994,014
Borrowed Money
Subordinated Debentures	24,229	24,229	24,229
Other Borrowed Money	40,000	35,000	57,500
	64,229	59,229	81,729

Other Liabilities	5,624	4,724	3,776

Stockholders' Equity
Preferred Stock, Stated Value $1,000 a Share; Authorized 10,000,000 Shares, Issued 28,000 Shares	27,870	27,827	27,703
Common Stock, Par Value $1 a share; Authorized 20,000,000 Shares, Issued 8,439,258 Shares as of Mar. 31, 2013, Dec. 31, 2012 and Mar. 31, 2012, Respectively	8,439	8,439	8,439
Paid in Capital	29,145	29,145	29,145
Retained Earnings	31,022	30,498	29,604
Accumulated Other Comprehensive Loss, Net of Tax	(1,039)	(150)	2,234
	95,437	95,759	97,125
Total Liabilities and Stockholders' Equity	$1,118,865	$1,139,397	$1,176,644

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Three Months Ended
	03/31/13	03/31/12	03/31/13	03/31/12
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, Including Fees	$10,361	$10,420	$10,361	$10,420
Federal Funds Sold	14	26	14	26
Deposits with Other Banks	11	20	11	20
Investment Securities
U. S. Government Agencies	712	1,618	712	1,618
State, County and Municipal	33	66	33	66
Corporate Obligations/Asset-Backed Sec.	14	24	14	24
Dividends on Other Investments	19	17	19	17
	11,164	12,191	11,164	12,191
Interest Expense
Deposits	1,686	2,470	1,686	2,470
Borrowed Money	432	837	432	837
	2,118	3,307	2,118	3,307
Net Interest Income	9,046	8,884	9,046	8,884
Provision for Loan Losses	1,500	1,942	1,500	1,942
Net Interest Income After Provision for Loan Losses	7,546	6,942	7,546	6,942

Noninterest Income
Service Charges on Deposits	1,101	796	1,101	796
Other Service Charges, Commissions and Fees	404	419	404	419
Mortgage Fee Income	119	81	119	81
Securities Gains	--	137	--	137
Other	594	381	594	381
	2,218	1,814	2,218	1,814
Noninterest Expense
Salaries and Employee Benefits	4,169	3,820	4,169	3,820
Occupancy and Equipment	933	938	933	938
Securities Losses	8	--	8	--
Other	3,290	3,225	3,290	3,225
	8,400	7,983	8,400	7,983

Income Before Income Taxes	1,364	773	1,364	773
Income Taxes	427	232	427	232
Net Income	937	541	937	541

Preferred Stock Dividends	370	352	370	352

Net Income Available to Common Shareholders	$567	$189	$567	$189
Net Income Per Share of Common Stock
Basic	$0.07	$0.02	$0.07	$0.02
Diluted	$0.07	$0.02	$0.07	$0.02
Weighted Average Basic Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
CONTACT: Terry L. Hester
         Chief Financial Officer
         (229) 426-6002